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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to use in this Registration Statement of EPL Technologies, Inc. on Form S-1 of our report dated February 27, 1998 (March 13, 1998 as to Note 18) appearing in the Prospectus, which is part of this Registration Statement.



We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania

March 17, 1998